SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2004

SEALY MATTRESS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-117081-27	20-1178482
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

Sealy Drive One Office Parkway Trinity, North Carolina 27370

(Address of Principal Executive Offices, including Zip Code)

(336) 861-3500

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

	99.1	Press Release dated July 16, 2004, announcing the issuance of senior subordinated pay-in-kind notes and common stock by and of Sealy Corporation.
	99.2	Press Release dated July 14, 2004, announcing financial results for the quarter ended May 30, 2004.

Item 9.    Regulation FD Disclosure.

On July 16, 2004, we issued a press release announcing the issuance by Sealy Corporation, the ultimate parent company of Sealy Mattress Corporation and Sealy Mattress Company, of $75.0 million aggregate principal amount of senior subordinated pay-in-kind (PIK) notes and $37.5 million of common stock to certain institutional investors in transactions exempt from registration under the Securities Act of 1933.  The gross proceeds from the transactions will be returned to existing investors in Sealy Corporation by a combination of cash distributions to shareholders and option holders as well as share repurchases of Sealy Corporation common stock.  The press release is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 12. Results of Operations and Financial Condition.

On July 14, 2004, we issued a press release announcing the financial results for the fiscal quarter ended May 30, 2004. The press release is filed as Exhibit 99.2 to this current report on Form 8-K and is incorporated herein by reference.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on July 16, 2004.

SEALY MATTRESS CORPORATION

Date: July 16, 2004	/s/ KENNETH L. WALKER
	By:	Kenneth L. Walker
	Its:	SENIOR VICE PRESIDENT, GENERAL COUNSEL